Exhibit 10.6

SECURITIES HOLDERS AGREEMENT
by and among
BRAVO DEVELOPMENT, INC.,
BRAVO DEVELOPMENT HOLDINGS LLC,
ALTON F. DOODY, III,
JOHN C. DOODY,
and
THE OTHER INVESTORS AND PARTIES NAMED HEREIN
Dated as of June 29, 2006

i

Page
4.15. Waiver of Jury Trial	14

4.16. Entire Agreement	14

4.17. Management Agreements	15

ARTICLE V DEFINITIONS	15

5.1. Definitions	15

-ii-

EXHIBITS
Exhibit A	Joinder Agreement
Exhibit B	Form of Management Agreement
SCHEDULES

Schedule I	Investors and Securities Owned

-iii-

DEFINED TERMS

Affiliate	15
Agreement	1
Annual Reports	5
BRS	3
BRS Affiliates	3
BRS Associates	3
BRS Partner	3
CHP Affiliates	3
CHP Associates	3
CHP IV	3
CHP Partner	3
Chris	1
Common Stock	1
Company	1
Confidential Information	6
Exchange Act	3
Fair Market Value Price	9
Fast-Casual	15
Founders Securities	15
Founding Investors	1
Full Service	15
Holdings	1
Investor	1
Investors	1
Merger	1
Merger Agreement	1
Merger Sub	1
Permitted Transferee	3
Person	15
Preemptive Notice	7
Preemptive Reply	7
Preferred Stock	1
Proffered Valuation	10
Public Offering	15
Purchase Option	9
Qualified Investors	7
Registration Rights Agreement	16
Restricted Purchaser	16
Rick	1
Sale Notice	8

-iv-

Sale of the Company	16
SEC Reports	5
Securities	1
Securities Act	2
Special Registration Statement	16
Subsidiaries	16
Surviving Corporation	1
Transfer	2
Transfer Date	9
Unit Offering	16

-v-

SECURITIES HOLDERS AGREEMENT
          THIS IS A SECURITIES HOLDERS AGREEMENT, dated as of June 29, 2006 (the “Agreement”), by and among Bravo Development, Inc., an Ohio corporation (the “Company”), Bravo Development Holdings LLC, a Delaware limited liability company (“Holdings”), Alton F. Doody, III (“Rick”), John C. Doody (“Chris”), and the other individuals designated as Founding Investors on the signature pages hereto (collectively with Rick and Chris, the “Founding Investors”). Holdings, each of the Founding Investors and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.”
Background
          A. This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 2, 2006 (the “Merger Agreement”), by and among Holdings, BDI Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), the Company and the other parties thereto, pursuant to which Merger Sub has been merged with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger (the “Surviving Corporation”), has become a majority owned subsidiary of Holdings.
          B. Each of the Investors is the owner of (i) the number of shares of the Company’s Series A 14% Cumulative Compounding Preferred Stock, par value $.001 per share (the “Preferred Stock”), and (ii) the number of shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), in each case as set forth opposite such Investor’s name on Schedule I hereto.
          C. The Investors, the Company and the other parties hereto wish to set forth herein certain agreements regarding their future relationships and their rights and obligations with respect to Securities of the Company.
          D. As used herein, the term “Securities” shall mean Common Stock, Preferred Stock, and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options now or hereafter issued to Investors), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock or Preferred Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.
Terms
          In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
RESTRICTIONS ON TRANSFER OF SECURITIES
     1.1. Restrictions on Transfers of Securities. The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor or Permitted Transferee (as defined in Section 1.1(b) below), except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof:
          (a) Except as provided in the third paragraph of this clause (a), no Investor or Permitted Transferee shall Transfer any Securities to a Restricted Purchaser unless (i) such Transfer is approved in advance in writing by the holders of a majority of the outstanding shares of Common Stock and (ii) such Transfer complies with the provisions of this Section 1.1, and, in addition, in the case of Founders Securities, Article III of this Agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.
               Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, together with, if reasonably requested by the Company, a written opinion of legal counsel, addressed to the Company and the transfer agent for the Company’s equity securities, if other than the Company, and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”). Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2 hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 1.2 hereof if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act.
               Nothing in this Section 1.1(a) shall prevent or restrict the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees or to the Company; provided, however, that (i) no Person (other than a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement in the form attached hereto as Exhibit A and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state securities laws or pursuant to an available exemption therefrom.

          (b) As used herein, “Permitted Transferee” shall mean:
               (i) in the case of any Investor or Permitted Transferee who is a natural person, any spouse, lineal descendant (natural or adopted), sibling or parent of such person, any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only such individual person or any spouse, lineal descendant (natural or adopted), sibling or parent of such person, or any combination of the foregoing;
               (ii) in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;
               (iii) in the case of Holdings:
                    (A) (I) Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”), (II) any general partner of BRS (a “BRS Partner”) and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of BRS or any BRS Partner (collectively, “BRS Affiliates”), (III) any present or former managing director, director, general partner, limited partner, officer or employee of BRS, a BRS Partner or any BRS Affiliate, or any spouse or lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (III) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (III) (provided that no BRS Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, “BRS Associates”), and (IV) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only BRS, BRS Partners, BRS Affiliates, or BRS Associates; provided, however, that prior to the Company’s initial Public Offering, no limited partner of BRS, BRS Partner or BRS Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Securities to such Person would cause the Company to be subject to registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
                    (B)(I) Castle Harlan Partners IV, L.P., a Delaware limited partnership (“CHP IV”), (II) any general partner or managing member of CHP IV (a “CHP Partner”) and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of CHP IV or any CHP Partner (collectively, “CHP Affiliates”), (III) any present or former managing director, director, general partner, limited partner, member, officer or employee of CHP IV, a CHP Partner or any CHP Affiliate, or any spouse or lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (III) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (III) (provided that no CHP Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, “CHP Associates”), and (IV) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only CHP IV, CHP Partners, CHP Affiliates, or CHP Associates; provided, however, that prior to the Company’s initial Public Offering, no limited partner of CHP IV, CHP Partner, or CHP Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Securities to such Person would cause the Company to be subject to registration under Section 12(g) of the Exchange Act.
               (iv) in the case of any Investor or Permitted Transferee, any Person if such Person takes such Securities pursuant to a sale in connection with a Public Offering or following a Public Offering in open market transactions or under Rule 144 under the Securities Act.
     1.2. Legend. Any certificates representing Securities shall bear the following legend (in addition to any other legend required under applicable law):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.
     1.3. Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

ARTICLE II
OTHER COVENANTS AND REPRESENTATIONS
     2.1. Financial Statements and Other Information.
          (a) The Company shall deliver (or cause to be delivered) to Holdings (so long as Holdings or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities):
               (i) as soon as available and in any event within 15 days after the end of each calendar month, consolidated balance sheets of the Company and its Subsidiaries as of the end of such calendar month, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the calendar month then ended, shown, in the case of the consolidated statements of income, in comparison to the budgeted amounts for the same period and the same monthly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;
               (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended, shown, in the case of the consolidated statements of income, in comparison to the budgeted amounts for the same period and the same quarterly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;
               (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation (such reports, the “Annual Reports”);
               (iv) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as such reports are generally available, together with any other documents the Company are required to deliver to the holders of any such indebtedness (such reports, the “SEC Reports”);
               (v) prior to the beginning of each fiscal year, an annual budget which has been approved by the Board of Directors of the Company, prepared on a month by month basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and capital spending), and promptly upon preparation thereof any other significant budgets prepared by the Company, and any revisions of such annual or other budgets; and
               (vi) such other documents, reports, financial data and other information as Holdings may reasonably request and which the Company can provide without incurring any unreasonable costs.
          (b) The Company shall concurrently deliver (or cause to be delivered) to each then-current Investor a copy of any Annual Report or SEC Report that is delivered to Holdings and/or its Permitted Transferees pursuant to Section 2.1(a).
          (c) Inspection and Access. The Company shall permit any authorized representatives designated by Holdings to visit and inspect any of the properties of the Company and its Subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its Subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as such party may reasonably request.
          (d) Confidentiality. No Investor or Permitted Transferee shall (i) use or exploit in any manner the Confidential Information of the Company for themselves or any Person other than the Company or its subsidiaries, (ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of the Company, or (iii) treat Confidential Information otherwise than in a confidential manner. For purposes of this Agreement, “Confidential Information means confidential information relating to the Company, other than any information that is in the public domain through no act or omission of any Investor or Permitted Transferee in violation of this Agreement or which such Investor or Permitted Transferee is authorized by the Company to disclose, consisting specifically of writings, reports, lists, software or computer programs containing or reflecting any of the following: (1) recipes for the Company’s menu items, (2) financial reports, (3) operation and training manuals, (4) business plans (including without limitation plans for real estate acquisitions and expansions) and (5) agreements and arrangements with suppliers. The obligation of an Investor or Permitted Transferee under this Section 2.6 with respect to any particular item of Confidential Information shall expire on the later of the four year anniversary of the date hereof or the two year anniversary of the receipt of such Confidential Information.
     2.2. Preemptive Rights. (a) Except for the issuance of Securities by the Company (i) pursuant to a Public Offering, (ii) as consideration for the acquisition of all or any substantial portion of the assets or all or any portion of the capital stock of any Person or that are otherwise issued in connection with any merger or other business combination that is approved by the Company’s board of directors, (iii) in any transaction in respect of a Security that is available on the same terms to all holders of Securities on a pro rata basis, (iv) pursuant to an incentive compensation plan or other management stock option plan approved by the Company’s board of directors, (v) to any debt financing sources of the Company or any of its Subsidiaries in connection with a so-called “equity-kicker” (so long as such debt financing is approved by the Company’s board of directors), or (vi) as a dividend on the outstanding Common Stock or Preferred Stock, if, so long as the Company has not consummated a Public Offering, the Company sells any Securities, the Company will offer to sell to each of the Qualified Investors (as defined below) a pro rata portion of the number of such Securities issued equal to the percentage determined by dividing (x) the number of shares of Common Stock held by such Qualified Investor on a fully-diluted basis, by (y) the number of shares of Common Stock of the Company then outstanding on a fully-diluted basis. Each Qualified Investor will be entitled to purchase all or part of such Securities at the same price and on the same terms as such Securities are sold by the Company pursuant to this Section 2.2. As used in this Section 2.2, “Qualified Investors” shall mean any Investor that qualifies as an Accredited Investor (as such term is defined under Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act).
          (b) The Company will cause to be given to each of the Investors a written notice setting forth the terms and conditions upon which such Investor may, if such Investor is a Qualified Investor, purchase Securities from the Company pursuant to this Section 2.2 (the “Preemptive Notice”). After receiving a Preemptive Notice, a Qualified Investor may agree to purchase the Securities offered to such Qualified Investor by the Company pursuant to this Section 2.2, on the date specified by the Company in the Preemptive Notice, by delivery of a written notice (together with a certification and, if requested by the Company, supporting documentation, each in a form and of a nature reasonably requested by the Company, that such Investor is a Qualified Investor) to the Company within 20 days (or, in the case of any issuance of Securities with respect to which Holdings has waived its rights to purchase any Securities pursuant to this Section 2.4, and such irrevocable waiver is disclosed in the Preemptive Notice, 10 days) of the date the Company delivered or caused to be delivered the Preemptive Notice to the Qualified Investor (the “Preemptive Reply”).
     2.3. Corporate Opportunity. To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Holdings, BRS or any BRS Affiliates or CHP IV or any CHP Affiliates or their representatives (including any directors of the Company designated by such Persons). In particular, (a) Holdings, BRS, CHP IV and their respective Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or its Subsidiaries or the Company’s or its Subsidiaries’ business activities, without consulting any other Investor, and (b) none of Holdings, BRS or CHP IV shall have any obligation to any other Investor with respect to any opportunity to acquire property or make investments at any time. The foregoing provision (i) does not permit fraud or intentional misrepresentation, (ii) does not supersede any other obligations under this Agreement and (iii) is not intended to change or alter a director’s fiduciary duties to the Company except as specifically set forth herein.

ARTICLE III
RIGHT OF FIRST REFUSAL AND INVOLUNTARY TRANSFERS
     3.1. Right of First Refusal. Subject to compliance with the other restrictions on Transfer contained herein, in the event that, on or prior to the Company’s initial Public Offering, any Founding Investor proposes to sell any or all of such Founding Investor’s Founders Securities pursuant to a bona fide written offer from an unaffiliated third party (other than a Permitted Transferee), the Founding Investor will first offer to sell such Founders Securities to the Company or its designee pursuant to this Section 3.1.
          Such Founding Investor shall deliver a written notice of any such bona fide offer (a “Sale Notice”) to the Company describing in reasonable detail the Founders Securities proposed to be sold, the name of the transferee, the purchase price and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or one or more designee(s) selected by a majority of the members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all, of the Founders Securities proposed to be sold by the Founding Investor at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Company shall notify such Founding Investor whether or not it or its designee(s) wishes to purchase all of the offered Founders Securities. In any case where non-fungible property such as real estate constitutes part of the purchase price included in the bona fide offer or where any aspect of the terms of such offer depend on the unique attributes of the proposed transferee or otherwise cannot be precisely and reasonably duplicated by someone other than such transferee, purchases by the Company or its designee(s) shall be made on terms that constitute the reasonable economic equivalent of the price and terms of such bona fide offer. If the Company or its designee(s) elects to purchase the offered Founders Securities, the closing of the purchase and sale of such Founders Securities shall be held at the place and on the date established by the buyer in its notice to such Founding Investor in response to the Sale Notice, which in no event shall be less than 10 days or more than 30 days from the date of such notice.
          In the event that the Company or its designee does not elect to purchase all the offered Founders Securities, such Founding Investor may, subject to the other provisions of this Agreement, sell the offered Founders Securities to the transferee specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company or its designee could have elected to purchase the offered Founders Securities; provided, however, that no such sale shall be made unless the transferee executes and delivers a joinder to this Agreement in the form attached hereto as Exhibit A. Any such Founders Securities not transferred within such 180-day period will be subject to the provisions of this Section 3.1 upon subsequent Transfer.
     3.2. Involuntary Transfers.

          (a) In the event that the Founders Securities owned by any Founding Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the “Transfer Date”) by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Founding Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Founders Securities are proposed to be transferred, and the number of Founders Securities to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company or one or more designee(s) selected by a majority of the members of the Board of Directors of the Company shall have the right and option (a “Purchase Option”) to purchase any or all of such Founders Securities which right shall be exercised by written notice given by the Company or its designee(s) to such proposed transferor within 60 days following the Company’s receipt of such notice or, failing such receipt, the Company’s obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 3.2 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Founders Securities, the price to be paid per share by the buyer shall be the Fair Market Value Price per share for such Founders Securities as of the date of such proposed Transfer. The closing of the purchase and sale of such Founders Securities shall be held at the place and the date to be established by the buyer, which shall be no earlier than 10 days after the date such notice was sent by the Company or its designee(s) and no later than the later of (A) 30 days after the date such notice was sent and (B) five business days after the Fair Market Value Price is finally determined as set forth in Section 3.2(b). At such closing, such Founding Investor shall deliver the certificates evidencing the number of Founders Securities to be purchased by the buyer, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the buyer good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the buyer shall deliver to such Founding Investor the full amount of the purchase price for such Founders Securities in cash by certified or bank cashier’s check.
          (b) Fair Market Value Price. The “Fair Market Value Price” for each share of Common Stock or Preferred Stock means, the price that fairly reflects the going concern value of the Company as a whole based on such valuation methodologies as are customarily applied to restaurant companies, with no minority or lack of liquidity discounts and assuming a willing buyer and a willing seller under no compulsion to act and both having reasonable knowledge of all relevant facts. In the case of any security convertible into or exchangeable for Common Stock or Preferred Stock or any option, warrant or other right to purchase Common Stock or Preferred Stock, the Fair Market Value Price for such security shall be based upon the Fair Market Value Price of the underlying Common Stock or Preferred Stock, after taking into account the conversion, exchange or exercise price applying to such security and any applicable tax obligations of the holder in connection with such conversion, exercise or exchange. If the

Company or its designee(s) has exercised or is considering exercising a Purchase Option, then within 30 days after the Transfer Date, the Company or its designee(s), as the case may be, shall prepare and deliver to the Founding Investor its calculation of the Fair Market Value Price per share (the “Proffered Valuation”). If the Founding Investor does not agree with the Company’s or its designee(s)’s Proferred Valuation, then the Founding Investor shall prepare his own Proffered Valuation, a copy of which shall be delivered to the Company or its designee(s) within 20 days after delivery of the Company’s or its designee(s)’s Proffered Valuation, as the case may be. If the Company or its designee(s) and the Founding Investor are unable to agree on the Fair Market Value Price per share within ten days after delivery of the Founding Investor’s Proffered Valuation, the parties shall then select a mutually acceptable investment banking or other firm to choose either the Company’s or its designee(s)’s Proffered Valuation, or the Founding Investor’s Proffered Valuation. Such firm (x) shall not be an Affiliate of the Company, Holdings, Holdings’ equityholders or the Founding Investor; and (y) shall have demonstrable skills and expertise in the valuation of equity securities in relevant industries. If the parties are unable to agree on a mutually acceptable investment banking or other firm within ten days after delivery of the Founding Investor’s Proffered Valuation, each party shall select its own investment banking or other firm and the two selected firms shall select a mutually acceptable investment banking or other firm (meeting the criteria set forth in the preceding sentence) for the purpose of determining the Fair Market Value Price per share. If either party fails to select its own investment banking or other firm, which is to select the determining firm, within five days after the expiration of such ten day period, the other party’s selected firm shall act as the determining firm. The parties shall instruct the selected firm to select, within 20 days thereafter, such of the two Proffered Valuations as more accurately reflects the Fair Market Value Price per share, and each of the Company or its designee(s) and the Founding Investor hereby agrees to be bound by such decision. Except as provided below, the fees and expenses of the determining firm shall be shared equally between the Company or its designee(s), on the one hand, and the Founding Investor, on the other hand. In the event of such negotiation or a determination of the Fair Market Value Price by the selected firm, the Company or its designee(s) shall have the right to revoke any notice of exercise of the Purchase Option previously given by such party, by written notice delivered to the Founding Investor not later than five business days after such determination; provided, however, that the fees and expenses of the selected firm shall be borne solely by the Company or its designee(s) in the event the Company or its designee(s) revokes any such notice of exercise of the Purchase Option. Except as provided above, the Company or its designee(s) and the Founding Investor shall be responsible for their own fees and expenses, including the fees and expenses of their respective counsel and, if applicable, their own investment banking or other firm.
          (c) If the Company or its designee(s) delivers a Proferred Valuation to a Founding Investor in connection with the determination of the Fair Market Value Price as set forth in Section 3.2(b), the Company shall give such Founding Investor and his or her agents and advisors, upon reasonable notice to the Company, reasonable access, during normal business hours, to the books and records of the Company and the Subsidiaries for the purpose of calculating the Fair Market Value Price as provided in Section 3.2(b).

     3.3. Purchaser Representative. If the Company or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each of the Founding Investors will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. The Company shall propose a reasonable purchaser representative; if a Founding Investor appoints such purchaser representative designated by the Company as his or her purchaser representative, the Company will pay the fees of such purchaser representative. If a Founding Investor declines to appoint the purchaser representative designated by the Company, such Founding Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Founding Investor will be responsible for the fees of the purchaser representative so appointed.
ARTICLE IV
MISCELLANEOUS
     4.1. Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by the Company and the holders of a majority of the outstanding shares of Common Stock; provided, however, that any amendment of this Agreement which adversely affects any Investor in a manner different from other Investors (other than due to the different economic impact that naturally results from the ownership of a different number of shares) shall require the prior written consent of such Investor. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.
     4.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto. Except as contemplated hereby in connection with Transfers of Securities, this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.
     4.3. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.
     4.4. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other parties at the following addresses (or at such other address as shall be given in writing by any party to the others):
If to the Company, to:

Bravo Development, Inc.
777 Goodale Blvd.
Suite 100
Columbus, OH 43212
Attention: President
Fax: (614) 326-7943
with a required copy to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Carmen J. Romano, Esq.
Fax: (215) 994-2222
If to Holdings, to:
c/o Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street, 29th Floor
New York, NY 10022
Attention: Harold O. Rosser, II
Fax: (212) 521-3799
with a required copy to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Carmen J. Romano, Esq.
Fax: (215) 994-2222
Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street, 29th Floor
New York, NY 10022
Attention: Harold O. Rosser, II
Fax: (212) 521-3799

Castle Harlan, Inc.
150 East 58th Street
New York, NY 10155
Attention: David B. Pittaway
Fax: (212) 207-8042
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Robert Goldstein, Esq.
Fax: (212) 593-5955
          If to any of the Founding Investors, to such Founding Investor’s address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by any Founding Investor.
All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.
     4.5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.
     4.6. Headings. The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
     4.7. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.
     4.8. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
     4.9. Termination. This Agreement shall terminate (i) on the written agreement of the Investors who are parties hereto, (ii) when all the Investors except any one Investor no longer hold any Securities or (iii) immediately after the consummation of a Sale of the Company.
     4.10. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.
     4.11. Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Founding Investor for purposes of this Agreement.
     4.12. No Effect on Employment. Nothing herein contained shall confer on any Founding Investor the right to remain in the employ or service of the Company or any of its Subsidiaries or Affiliates.
     4.13. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.
     4.14. Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY OR THE INVESTORS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND EACH INVESTOR ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND EACH INVESTOR HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.
     4.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
     4.16. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, it being understood the Investors are entering into other agreements and instruments in connection with the consummation of the Merger, including the Registration Rights Agreement.

     4.17. Management Agreements. Each Investor will raise no objection to the Company entering into a Management Agreement with Castle Harlan, Inc. and Bruckmann, Rosser, Sherrill & Co., Inc. in the form attached hereto as Exhibit B.
ARTICLE V
DEFINITIONS
     5.1. Definitions. For purposes of this Agreement:
          (a) “Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
          (b) “Fast-Casual” means a restaurant with walk up counter service (or limited table service) comparable to a Chipotle Mexican Grill, Panera Bread, Sauce or Pei Wei restaurant.
          (c) “Founders Securities” means the shares of Preferred Stock or Common Stock or other Securities now or hereafter owned by a Founding Investor, and all other securities of the Company (or a successor to the Company) received on account of ownership of the Founders Securities, including any and all founders securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.
          (d) “Full Service” means a restaurant in which the patron orders and is served at the patron’s table (a sit down full table service restaurant).
          (e) “Person” means an individual, a partnership, a partner, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
          (f) “Public Offering” means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $50,000,000.

          (g) “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, each of the Investors and the other parties thereto, as in effect from time to time.
          (h) “Restricted Purchaser” means a Person that, directly or indirectly, (i) develops and establishes or operates (A) Italian themed Full Service or Fast-Casual dining restaurants or (B) Full Service or Fast-Casual dining restaurants at which more than twenty-five percent (25%) of the menu items are Italian style dishes or (ii) supplies the Company with more than $1,000,000 in goods and services per year.
          (i) “Sale of the Company” means the sale of the Company, including in one or more series of related transactions, to another party or group of parties (including a transaction to recapitalize or form a holding company of the Company) pursuant to which such party or parties acquire (i) equity securities of the Company constituting a majority of the Common Stock of the Company (whether by merger, consolidation, sale or transfer of the Company’s outstanding equity securities, or otherwise) or (ii) all or substantially all of the Company’s consolidated assets.
          (j) “Special Registration Statement” means (i) a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Company or (ii) a registration statement registering a Unit Offering.
          (k) “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.
          (l) “Unit Offering” means a public offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Holders Agreement the day and year first above written.

BRAVO DEVELOPMENT, INC.
By:	/s/ Alton F. Doody, III
	Name:	Alton F. Doody, III
	Title:	Chief Executive Officer

BRAVO DEVELOPMENT HOLDINGS LLC
By:	/s/ Harold O. Rosser
	Name:	Harold O. Rosser

FOUNDING INVESTORS:
/s/ Alton F. Doody, III
Name:	Alton F. Doody, III

/s/ John C. Doody
Name:	John C. Doody

/s/ Phillip S. Yandolino
Name:	Philip S. Yandolino

/s/ Jeff Ramm
Name:	Jeff Ramm

The undersigned hereby agree to be parties to this Agreement with respect to, and to have and assume the rights and obligations under, Section 2.3 hereof.

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.
By:	BRSE L.L.C., its general partner

By:	/s/ Harold O. Rosser
	Name:	Harold O. Rosser

CASTLE HARLAN PARTNERS IV, L.P.
By:	CASTLE HARLAN, INC., as Investment Manager

By:	David. B. Pittaway
	Name:	David B. Pittaway

Schedule I
Investors and Securities Owned

	Number of Shares of	Number of Shares of Preferred
Investor	Common Stock Owned	Stock Owned
Bravo Development Holdings LLC	841,050	47,659.50
Alton F. Doody, III	97,125	5,503.75
John C. Doody	36,975	2,095.25
Philip S. Yandolino	14,700	833.00
Jeff Ramm	2,250	127.50

Total	992,100	56,219

EXHIBIT A
FORM OF JOINDER AGREEMENT
TO THE SECURITIES HOLDERS AGREEMENT
     THIS JOINDER to the Securities Holders Agreement, dated as of                     , 2006, by and among Bravo Development, Inc., an Ohio corporation (the “Company”), and the other parties thereto (the “Securities Holders Agreement”) is made and entered into as of                     , 200___ by and between the Company and the undersigned “Holder” set forth on the signature page hereto (this “Joinder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Securities Holders Agreement.
          WHEREAS, the Holder has acquired certain Securities and the Securities Holders Agreement requires the Holder to become a party to the Securities Holders Agreement and the Holder agrees to do so in accordance with the terms hereof.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
               (a) Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Securities Holders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Securities Holders Agreement as though an original party thereto and shall be deemed an Investor [and Founding Investor]1 for all purposes thereof. In addition, Holder hereby agrees that all Securities held by Holder shall be deemed Securities for all purposes of the Securities Holders Agreement.
               (b) Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold any Securities.
               (c) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
               (d) Notices. For purposes of Section 5.4 of the Securities Holders Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Facsimile Number]

[1]	To be included where the Person transferring the Securities to the Holder is or was a Founding Investor.

EXHIBIT A
               (e) Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
               (f) Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY OR THE HOLDER WITH RESPECT TO THIS JOINDER, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE HOLDER ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS JOINDER. THE COMPANY AND THE HOLDER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.
               (g) Waiver of Jury Trial. EACH PARTY TO THIS JOINDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS JOINDER OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
               (h) Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

BRAVO DEVELOPMENT, INC.
By:
Name:
Title:

[HOLDER]
By:

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EXHIBIT B
FORM OF MANAGEMENT AGREEMENT

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